UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 11, 2008

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, 15th Floor, Cleveland, Ohio		44114-2544
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cliffs Natural Resources Inc. 2005 Voluntary Non-Qualified Compensation Plan

On November 11, 2008, the Board of Directors (the "Board of Directors") of Cliffs Natural Resources Inc. (the "Company") upon recommendation of the Compensation and Organization Committee (the "Committee"), authorized and approved the Company’s 2005 Voluntary Non-Qualified Deferred Compensation Plan (effective as of January 1, 2005) (the "2005 Plan"). The 2005 Plan is an amended and restated version of the Cleveland-Cliffs Inc Voluntary Non-Qualified Deferred Compensation Plan (amended and restated as of January 1, 2000) (the "2000 Plan" and, together with the 2005 Plan, the "Plans").

The Plans permit the Company to provide certain management and highly compensated employees with the option to defer the receipt of a portion of their regular compensation, bonuses, retention units and/or performance shares payable for services rendered to the Company.

The 2005 Plan was adopted partly for the inclusion of necessary provisions to comply with Internal Revenue Code ("IRC") Section 409A. Some of the significant Section 409A changes include:

• Incorporating language to comply with the Section 409A subsequent deferral rules for changing the time or form of payment of an already existing deferral account; and
• Providing that installment payments will be treated as separate individual payments for purposes of Section 409A. A participant can defer a single payment in the series of payments pursuant to the subsequent deferral rules.

Other significant new or amended provisions of the 2005 Plan consist of:

• Updating "Change in Control" provisions to reflect the action of the Board on August 9, 2008 to provide that, after January 1, 2009:

(1) a "Change in Control" generally occurs when (a) a person or a group comes to own more than 50% of the fair market value or voting power of the Company's stock, (b) where a person or a group acquires 35% or more of the voting power of the Company's stock during a 12-month period, or (c) where a person or a group acquires more than 40% of the gross fair market value of the Company's assets during a 12-month period, or (d) where a significant, non-endorsed turnover in Board membership occurs during a 12-month period; and

(2) certain acquisitions of Company stock pursuant to a business combination or similar transaction will not constitute a "Change in Control" if certain post-transaction stock ownership and Board composition requirements are met.

• Re-defining "Fair Market Value" to mean the closing price of the Company’s common shares rather than the average of the highest and lowest prices during the applicable day effective January 1, 2009;

• Adding provisions to allow for automatic deferral of profit sharing contributions that are in excess of IRC Section 415 limitations and cannot therefore be contributed to the Company’s 401(k) savings plan;

• Eliminating the eligibility requirement that participants must first make the maximum elective contributions under the retirement savings plan in which the participant is eligible to participate in order to defer under the 2005 Plan;

• Continuing the ability of participants to elect to defer 50% of a participant’s base salary, 100% of bonus, 100% of cash awards and 100% of share awards in each plan year to be distributed on (1) a fixed date, (2) a date which is 6 months after separation from service, the earlier of (1) and (2), or the later of (1) and (2);

• Eliminating the linkage of the percent of base salary deferred under the applicable retirement savings plan and what is deferred under the 2005 Plan;

• Specifying that distributions may be made in a lump sum, annual installments of up to 15 years, or a combination of the two alternatives;

• Including a 30-day initial eligibility rule such that participants can make a one-time election to participate in the 2005 Plan within 30 days of their initial eligibility date if they begin to participate during the year but after the relevant December 31 election deadline; and

• Adding a provision specifying that participant must satisfy tax withholding obligations for share distributions out of the 2005 Plan by selling back to the Company the amount of whole shares necessary to fulfill that tax obligation.

The 2005 Plan is filed herewith as Exhibit 10(a) to this Form 8-K and incorporated herein by reference. The summary of the significant modifications embodied in the 2005 Plan described above is qualified in its entirety by reference to Exhibit 10(a).

Amended and Restated Severance Agreements

On November 11, 2008, the Board of Directors upon recommendation of the Committee, also approved the form of an amended and restated Severance Agreement with certain officers of the Company (as amended and restated, the "Severance Agreement"). The Severance Agreement is applicable to all officers and mine managers of the Company and will replace the current form severance agreement between the Company and executive officers and form severance agreement between the Company and elected officers.

The Severance Agreement includes necessary modifications to comply with IRC Section 409A. The Agreement also incorporates the changes in the definition of "Change of Control" approved by the Board on August 9, 2008 as described above. Language was also included adopting most of the Treasury Department’s "safe harbor" definition of "Good Reason" and to provide that a reduction in potential bonus opportunity or long-term incentive compensation that results in a material diminution of an executive’s potential total compensation would constitute "Good Reason" to trigger the severance benefits. The initial term of the Severance Agreement generally runs through the end of 2011, but the term is subject to a provision that provides for automatic extension of the term for additional three-year periods, subject to the parties’ termination rights or certain changes in responsibilities for the executive.

The Agreement is filed herewith as Exhibit 10(b) to this Form 8-K and incorporated herein by reference. The summary of the significant modifications embodied in the Severance Agreement described above is qualified in its entirety by reference to Exhibit 10(b).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10(a) Cliffs Natural Resources Inc. 2005 Voluntary Non-Qualified Deferred Compensation Plan, dated November 11, 2008 and effective as of January 1, 2005

10(b) Severance Agreement by and between Cliffs Natural Resources Inc. and its officers and mine managers

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

November 14, 2008	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.(a)	Cliffs Natural Resources Inc. 2005 Voluntary Non-Qualified Deferred Compensation Plan, dated November 11, 2008 and effective as of January 1, 2005
10.(b)	Severance Agreement by and between Cliffs Natural Resources Inc. and its officers and mine managers